October 6, 2026 Registration Statement Nos. 333-293684 and 333-293684-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 3-I dated April 17, 2026, underlying supplement no. 1-I dated April 17, 2026 and the prospectus and prospectus supplement, each dated April 17, 2026
JPMorgan Chase Financial Company LLC
Structured Investments
$1,650,000
Contingent Interest and Contingent Leveraged Notes Linked to the
Nasdaq-100 Futures Excess ReturnTM Index due October 11, 2029
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
• The notes are designed for investors who seek Contingent Interest Payments on the Cash Allocation (which will range from an initial 60.00% allocation to potentially 0.00% upon the occurrence of three Trigger Events as described below)
and a variable, potentially leveraged, exposure to the Index performance at maturity (which we refer to as the Index
Allocation and which will initially be set at 40.00%, potentially increasing to 100.00% upon the occurrence of three Trigger
Events as described below).
• A Trigger Event will occur if the closing level of the Index on any day during the Monitoring Period is below a Trigger
Value. The Trigger Values are 95.00%, 90.00% and 85.00% of the Initial Value (referred to herein as Trigger Value 1,
Trigger Value 2 and Trigger Value 3, respectively), corresponding to Trigger Event 1, Trigger Event 2 and Trigger Event
3, respectively. A Trigger Event can occur only once with respect to each Trigger Value and, in total, only three
Trigger Events can occur during the Monitoring Period. As early as the first day after the Pricing Date, investors could lose their ability to receive any Contingent Interest Payments over the term of the notes.
• The Cash Allocation on which Contingent Interest Payments will be made is subject to reduction (by 20.00% for each occurrence of a Trigger Event, from 60.00% to potentially 0.00%), and exposure to the Index is subject to increase (by
20.00% for each occurrence of a Trigger Event, from 40.00% to potentially 100.00%), depending upon the occurrence of up to three Trigger Events.
• Investors should be willing to forgo fixed interest payments in exchange for the opportunity to receive Contingent Interest
Payments on the Cash Allocation, and to assume the risk that the Contingent Interest Payments will be diminished, potentially to zero, for some or all of the Interest Periods and the risk of losing some or all of their principal. The
Contingent Interest Payment will decline upon the occurrence of each Trigger Event and could be as low as zero. Upon the occurrence of Trigger Event 3, no additional Contingent Interest Payment will accrue during the remaining term of the notes.
• The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
• Minimum denominations of $1,000 and integral multiples thereof
• The notes priced on October 6, 2026 and are expected to settle on or about October 9, 2026.
• CUSIP: 46661P3Y1
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-12 of the accompanying product supplement and
“Selected Risk Considerations” beginning on page PS-5 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)
Proceeds to Issuer
Per note
$1,000
$20
$980
Total
$1,650,000
$33,000
$1,617,000
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $20.00 per $1,000 principal amount note it receives from us to other affiliated or unaffiliated dealers. See “Plan of
Distribution (Conflicts of Interest)” in the accompanying product supplement.
The estimated value of the notes, when the terms of the notes were set, was $952.60 per $1,000 principal amount note.
See “The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1 | Structured Investments
Contingent Interest and Contingent Leveraged Notes Linked to the Nasdaq-
100 Futures Excess ReturnTM Index
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Index: The Nasdaq-100 Futures Excess ReturnTM Index
(Bloomberg ticker: NDXNQER)
Contingent Interest Payments: With respect to each Interest
Period, you will receive on the applicable Interest Payment Date for each $1,000 principal amount note a Contingent Interest
Payment equal to:
• If a Trigger Event has not occurred during the Monitoring
Period: $1,000 × [60% × Base Rate × (n/360)]
• If Trigger Event 1 has occurred during the Monitoring Period, but Trigger Event 2 has not occurred during the Monitoring
Period:
$1,000 × [(60% × Base Rate × (n/360)) + (40% × Base Rate
× (n1/360))]
• If Trigger Event 2 has occurred during the Monitoring Period but Trigger Event 3 has not occurred during the Monitoring
Period:
$1,000 × [(60% × Base Rate × (n/360)) + (40% × Base Rate
× (n1/360)) + (20% × Base Rate × (n2/360))]
• If Trigger Event 3 has occurred during the Monitoring Period:
$1,000 × [(60% × Base Rate × (n/360)) + (40% × Base Rate ×
(n1/360)) + (20% × Base Rate × (n2/360)) + (0% × Base Rate ×
(n3/360))]
The Contingent Interest Payment will decline upon the
occurrence of each Trigger Event and could be as low as
zero. Upon the occurrence of Trigger Event 3, no
additional Contingent Interest Payment will accrue during
the remaining term of the notes.
Where, with respect to each Interest Period,
n = the number of calendar days from and including the first day of that Interest Period to but excluding the earlier of (a)
the date of the occurrence of Trigger Event 1 and (b) the last day of that Interest Period, provided that if Trigger Event 1 occurs during that Interest Period, then n for each subsequent
Interest Period will be zero;
n1 = the number of calendar days from and including the later of (i) the date of the occurrence of Trigger Event 1 and (ii) the first day of that Interest Period to but excluding the earlier of
(a) the date of the occurrence of Trigger Event 2 and (b) the last day of that Interest Period, provided that if Trigger Event 2 occurs during that Interest Period, then n1 for each
subsequent Interest Period will be zero;
n2 = the number of calendar days from and including the later of (i) the date of the occurrence of Trigger Event 2 and (ii) the first day of that Interest Period to but excluding the earlier of
(a) the date of the occurrence of Trigger Event 3 and (b) the last day of that Interest Period, provided that if Trigger Event 3 occurs during that Interest Period, then n2 for each
subsequent Interest Period will be zero; and
n3 = the number of calendar days from and including the later of (i) the date of the occurrence of Trigger Event 3 and (ii) the first day of that Interest Period to but excluding the last day of that Interest Period.
For the avoidance of doubt, for purposes of determining n, n1,
n2 and n3, the number of calendar days from and including a
calendar day (Day X) to but excluding the same calendar day
(Day X) will be deemed to be zero.
Base Rate: 17.25% per annum
Trigger Value: Any of Trigger Value 1, Trigger Value 2 or
Trigger Value 3.
Trigger Value 1: 95.00% of the Initial Value, which is
773.48554
Trigger Value 2: 90.00% of the Initial Value, which is
732.77577
Trigger Value 3: 85.00% of the Initial Value, which is
692.06601
Buffer Amount 1: 5.00%
Buffer Amount 2: 10.00%
Buffer Amount 3: 15.00%
Leverage Factor 1: An amount equal to 1 / (1 – Buffer Amount
1), which is approximately 1.05263157894737
Leverage Factor 2: An amount equal to 1 / (1 – Buffer Amount
2), which is approximately 1.11111111111111
Leverage Factor 3: An amount equal to 1 / (1 – Buffer Amount
3), which is approximately 1.17647058823529
Index Allocation: Initially, set equal to 40.00% on the Pricing
Date
Upon the occurrence of Trigger Event 1, the Index Allocation will be increased to 60.00%.
Upon the occurrence of Trigger Event 2, the Index Allocation will be increased to 80.00%.
Upon the occurrence of Trigger Event 3, the Index Allocation will be increased to 100.00%.
Cash Allocation: Initially, set equal to 60.00% on the Pricing
Date.
Upon the occurrence of Trigger Event 1, the Cash Allocation will be reduced to 40.00%.
Upon the occurrence of Trigger Event 2, the Cash Allocation will be reduced to 20.00%.
Upon the occurrence of Trigger Event 3, the Cash Allocation will be reduced to 0.00%.
Trigger Event: Any of Trigger Event 1, Trigger Event 2 or
Trigger Event 3. A Trigger Event can occur only once with
respect to each Trigger Value and, in total, only three
Trigger Events can occur during the Monitoring Period. In
addition, more than one Trigger Event may occur on the same
day (e.g., if Trigger Event 1 has not previously occurred and the closing level of the Index on that day is less than Trigger Value
2, both Trigger Event 1 and Trigger Event 2 will occur on that day).
Trigger Event 1: A Trigger Event 1 occurs if, on any day during the Monitoring Period, the closing level of the Index is less than
Trigger Value 1.
Trigger Event 2: A Trigger Event 2 occurs if, on any day during the Monitoring Period, the closing level of the Index is less than
Trigger Value 2.
Trigger Event 3: A Trigger Event 3 occurs if, on any day during the Monitoring Period, the closing level of the Index is less than
Trigger Value 3.
Monitoring Period: The period from but excluding the Pricing
Date to and including the final Review Date
Interest Period: The period beginning on and including the
Pricing Date and ending on but excluding the first Review Date, and each successive period beginning on and including a
Review Date and ending on but excluding the next succeeding
Review Date
Pricing Date: October 6, 2026
Original Issue Date (Settlement Date): On or about October
9, 2026
Review Dates*: January 6, 2027, April 6, 2027, July 6, 2027,
October 6, 2027, January 6, 2028, April 6, 2028, July 6, 2028,
October 6, 2028, January 8, 2029, April 6, 2029, July 6, 2029
and October 8, 2029 (final Review Date)
Interest Payment Dates*: January 11, 2027, April 9, 2027, July
9, 2027, October 12, 2027, January 11, 2028, April 11, 2028,
July 11, 2028, October 12, 2028, January 11, 2029, April 11,
2029, July 11, 2029 and October 11, 2029
Maturity Date*: October 11, 2029
* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a
Determination Date — Notes Linked to a Single Underlying — Notes
Linked to a Single Underlying (Other Than a Commodity Index)” and
“General Terms of Notes — Postponement of a Payment Date” in the
accompanying product supplement

PS-2 | Structured Investments
Contingent Interest and Contingent Leveraged Notes Linked to the Nasdaq-
100 Futures Excess ReturnTM Index
Payment at Maturity:
Your payment at maturity per $1,000 principal amount note, in addition to any Contingent Interest Payment with respect to the final Interest Period, will be calculated as follows:
• If a Trigger Event has not occurred:
($1,000 × 60.00%) + ($1,000 × 40.00%) × (1 + Index Return)
Under these circumstances, if the Final Value is less than the
Initial Value, you will lose up to 2.00% of your principal
amount at maturity.
• If Trigger Event 1 has occurred but Trigger Event 2 has not occurred:
($1,000 × 40.00%) + ($1,000 × 40.00%) × (1 + Index Return)
+ ($1,000 × 20.00%) × [1 + (Index Return + Buffer Amount 1)
× Leverage Factor 1]
Under these circumstances, if the Final Value is less than
approximately 98.27586% of the Initial Value, you will lose up to approximately 5.05263% of your principal amount at
maturity.
• If Trigger Event 2 has occurred but Trigger Event 3 has not occurred:
($1,000 × 20.00%) + ($1,000 × 40.00%) × (1 + Index Return)
+ ($1,000 × 20.00%) × [1 + (Index Return + Buffer Amount 1)
× Leverage Factor 1] + ($1,000 × 20.00%) × [1 + (Index
Return + Buffer Amount 2) × Leverage Factor 2]
Under these circumstances, if the Final Value is less than
approximately 96.06742% of the Initial Value, you will lose up to approximately 9.21637% of your principal amount at
maturity.
• If Trigger Event 3 has occurred:
($1,000 × 40.00%) × (1 + Index Return) + ($1,000 × 20.00%)
× [1 + (Index Return + Buffer Amount 1) × Leverage Factor 1]
+ ($1,000 × 20.00%) × [1 + (Index Return + Buffer Amount 2)
× Leverage Factor 2] + ($1,000 × 20.00%) × [1 + (Index
Return + Buffer Amount 3) × Leverage Factor 3]
Under these circumstances, if the Final Value is less than
approximately 93.62922% of the Initial Value, you will lose
some or all of your principal amount at maturity.
Index Return:
(Final Value – Initial Value)
Initial Value
Initial Value: The closing level of the Index on the Pricing Date, which was 814.1953
Final Value: The closing level of the Index on the final Review
Date

PS-3 | Structured Investments
Contingent Interest and Contingent Leveraged Notes Linked to the Nasdaq-
100 Futures Excess ReturnTM Index
Supplemental Terms of the Notes
The notes are not futures contracts or swaps and are not regulated under the Commodity Exchange Act, as amended (the
“Commodity Exchange Act”). The notes are offered pursuant to an exemption from regulation under the Commodity Exchange Act, commonly known as the hybrid instrument exemption, that is available to securities that have one or more payments indexed to the value, level or rate of one or more commodities, as set out in section 2(f) of that statute. Accordingly, you are not afforded any protection provided by the Commodity Exchange Act or any regulation promulgated by the Commodity Futures Trading Commission.
Notwithstanding anything to the contrary in the accompanying product supplement, the value for each of Leverage Factor 1, Leverage
Factor 2 and Leverage Factor 3 is unrounded.
Hypothetical Payout Examples
The following examples illustrate payments on the notes linked to a hypothetical Index, assuming a range of performances for the hypothetical Index during the Monitoring Period and on the final Review Date. The hypothetical payments set forth below assume the following:
• an Initial Value of 100.00;
• a Trigger Value 1 of 95.00 (equal to 95.00% of the hypothetical Initial Value);
• a Trigger Value 2 of 90.00 (equal to 90.00% of the hypothetical Initial Value);
• a Trigger Value 3 of 85.00 (equal to 85.00% of the hypothetical Initial Value);
• a Buffer Amount 1 of 5.00%;
• a Buffer Amount 2 of 10.00%;
• a Buffer Amount 3 of 15.00%;
• a Leverage Factor 1 of 1.05263;
• a Leverage Factor 2 of 1.11111;
• a Leverage Factor 3 of 1.17647;
• a Base Rate of 17.25% per annum; and
• each Interest Period consists of 90 calendar days.
The hypothetical Initial Value of 100.00 has been chosen for illustrative purposes only and does not represent the actual Initial Value.
The actual Initial Value is the closing level of the Index on the Pricing Date and is specified under “Key Terms — Initial Value” in this pricing supplement. For historical data regarding the actual closing levels of the Index, please see the historical information set forth under “The Index” in this pricing supplement.
Each hypothetical payment set forth below is for illustrative purposes only and may not be the actual payment applicable to a purchaser of the notes. The numbers appearing in the following examples have been rounded for ease of analysis.
Contingent Interest Payments
Example 1 — A Trigger Event has not occurred during the first Interest Period.
Calculation of Contingent Interest Payment: The investor receives a Contingent Interest Payment of $25.875 per $1,000 principal amount note on the first Interest Payment Date, calculated as follows:
$1,000 × [60.00% × 17.25% × (90/360)] = $25.875
Example 2 — Trigger Event 1 has occurred on day 11 of the first Interest Period, Trigger Event 2 has occurred on day 31 of the first Interest Period and Trigger Event 3 has occurred on day 61 of the first Interest Period.
Calculation of first Contingent Interest Payment: The investor receives a Contingent Interest Payment of $9.59 per $1,000 principal amount note on the first Interest Payment Date, calculated as follows:
$1,000 × [(60.00% × 17.25% × (10/360)) + (40.00% × 17.25% × (20/360)) + (20.00% × 17.25% × (30/360)) + (0% × 17.25% ×
(30/360))]
= $1,000 × [(0.00288) + (0.00383) + (0.00288) + (0.00)] = $9.59
Calculation of subsequent Contingent Interest Payment: Because Trigger Event 3 has occurred during the first Interest Period, the investor receives no Contingent Interest Payment on the subsequent Interest Payment Dates, calculated as follows:
$1,000 × [(60.00% × 17.25% × (0/360)) + (40.00% × 17.25% × (0/360)) + (20.00% × 17.25% × (0/360)) + (0.00% × 17.25% × (90/360))]
= $1,000 × [(0.00) + (0.00) + (0.00) + (0.00)] = $0.00

PS-4 | Structured Investments
Contingent Interest and Contingent Leveraged Notes Linked to the Nasdaq-
100 Futures Excess ReturnTM Index
Example 3 — Trigger Event 1 has occurred on day 11 of the first Interest Period, Trigger Event 2 has occurred on day 31 of the first Interest Period and Trigger Event 3 has occurred on day 61 of the second Interest Period.
Calculation of first Contingent Interest Payment: The investor receives a Contingent Interest Payment of $12.46 per $1,000 principal amount note on the first Interest Payment Date, calculated as follows:
$1,000 × [(60.00% × 17.25% × (10/360)) + (40.00% × 17.25% × (20/360)) + (20.00% × 17.25% × (60/360))]
= $1,000 × [(0.00288) + (0.00383) + (0.00575)] = $12.46
Calculation of second Contingent Interest Payment: Because Trigger Event 2 has occurred during the first Interest Period and Trigger
Event 3 has occurred during the second Interest Period, the investor receives a Contingent Interest Payment of $5.75 per $1,000 principal amount note on the second Interest Payment Date, calculated as follows:
$1,000 × [(60.00% × 17.25% × (0/360)) + (40.00% × 17.25% × (0/360)) + (20.00% × 17.25% × (60/360)) + (0% × 17.25% × (30/360))]
= $1,000 × [(0.00) + (0.00) + (0.00575) + (0.00)] = $5.75
Calculation of subsequent Contingent Interest Payment: Because Trigger Event 3 has occurred during the second Interest Period, the investor receives no Contingent Interest Payment on the subsequent Interest Payment Dates, calculated as follows:
$1,000 × [(60.00% × 17.25% × (0/360)) + (40.00% × 17.25% × (0/360)) + (20.00% × 17.25% × (0/360)) + (0.00% × 17.25% × (90/360))]
= $1,000 × [(0.00) + (0.00) + (0.00) + (0.00)] = $0.00
Payment at Maturity
Each hypothetical payment at maturity below does not reflect any Contingent Interest Payments.
Example 1 — The level of the Index increases from the Initial Value of 100.00 to a Final Value of 110.00. No Trigger Event has
occurred during the Monitoring Period.
Because the Index Return is 10.00% and no Trigger Events have occurred, at maturity, in addition to the applicable Contingent Interest
Payment, the investor receives an amount equal to $1,040.00 per $1,000 principal amount note, calculated as follows:
($1,000 × 60.00%) + ($1,000 × 40.00%) × (1 + 10.00%)
= $600.00 + $440.00 = $1,040.00
Example 2 — The level of the Index increases from the Initial Value of 100.00 to a Final Value of 110.00. Trigger Event 1 has
occurred during the Monitoring Period.
Because the Index Return is 10.00% and Trigger Event 1 has occurred, at maturity, in addition to the applicable Contingent Interest
Payment, the investor receives an amount equal to $1,071.5789 per $1,000 principal amount note, calculated as follows:
($1,000 × 40.00%) + ($1,000 × 40.00%) × (1 + 10.00%) + ($1,000 × 20.00%) × [1 + (10.00% + 5.00%) × 1.05263]
= $400.00 + $440.00 + $231.5789 = $1,071.5789
Example 3 — The level of the Index increases from the Initial Value of 100.00 to a Final Value of 110.00. Trigger Event 2 has
occurred during the Monitoring Period.
Because the Index Return is 10.00% and Trigger Event 2 has occurred, at maturity, in addition to the applicable Contingent Interest
Payment, the investor receives an amount equal to $1,116.0233 per $1,000 principal amount note, calculated as follows:
($1,000 × 20.00%) + ($1,000 × 40.00%) × (1 + 10.00%) + ($1,000 × 20.00%) × [1 + (10.00% + 5.00%) × 1.05263] + ($1,000 ×
20.00%) × [1 + (10.00% + 10.00%) × 1.11111]
= $200.00 + $440.00 + $231.5789 + $244.4444 = $1,116.0233
Example 4 — The level of the Index increases from the Initial Value of 100.00 to a Final Value of 110.00. Trigger Event 3 has
occurred during the Monitoring Period.
Because the Index Return is 10.00% and Trigger Event 3 has occurred, at maturity, in addition to the applicable Contingent Interest
Payment, the investor receives an amount equal to $1,174.8468 per $1,000 principal amount note, calculated as follows:
($1,000 × 40.00%) × (1 + 10.00%) + ($1,000 × 20.00%) × [1 + (10.00% + 5.00%) × 1.05263] + ($1,000 × 20.00%) × [1 + (10.00% +
10.00%) × 1.11111] + ($1,000 × 20.00%) × [1 + (10.00% + 15.00%) × 1.17647]
= $440.00 + $231.5789 + $244.4444 + $258.8235 = $1,174.8468

PS-5 | Structured Investments
Contingent Interest and Contingent Leveraged Notes Linked to the Nasdaq-
100 Futures Excess ReturnTM Index
Example 5 — The level of the Index decreases from the Initial Value of 100.00 to a Final Value of 97.00. No Trigger Event has
occurred during the Monitoring Period.
Because the Index Return is -3.00% and no Trigger Events have occurred, at maturity, in addition to the Contingent Interest Payment, the investor receives an amount equal to $988.00 per $1,000 principal amount note, calculated as follows:
($1,000 × 60.00%) + ($1,000 × 40.00%) × (1 + -3.00%)
= $600.00 + $388.00 = $988.00
Example 6 — The level of the Index decreases from the Initial Value of 100.00 to a Final Value of 90.00. Trigger Event 1 has
occurred during the Monitoring Period.
Because the Index Return is -10.00% and Trigger Event 1 has occurred, at maturity, in addition to the applicable Contingent Interest
Payment, the investor receives an amount equal to $949.4737 per $1,000 principal amount note, calculated as follows:
($1,000 × 40.00%) + ($1,000 × 40.00%) × (1 + -10.00%) + ($1,000 × 20.00%) × [1 + (-10.00% + 5.00%) × 1.05263]
= $400.00 + $360.00 + $189.4737 = $949.4737
Example 7 — The level of the Index decreases from the Initial Value of 100.00 to a Final Value of 85.00. Trigger Event 2 has
occurred during the Monitoring Period.
Because the Index Return is -15.00% and Trigger Event 2 has occurred, at maturity, in addition to the applicable Contingent Interest
Payment, the investor receives an amount equal to $907.8363 per $1,000 principal amount note, calculated as follows:
($1,000 × 20.00%) + ($1,000 × 40.00%) × (1 + -15.00%) + ($1,000 × 20.00%) × [1 + (-15.00% + 5.00%) × 1.05263] + ($1,000 ×
20.00%) × [1 + (-15.00% + 10.00%) × 1.11111]
= $200.00 + $340.00 + $178.9474 + $188.8889 = $907.8363
Example 8 — The level of the Index decreases from the Initial Value of 100.00 to a Final Value of 80.00. Trigger Event 3 has
occurred during the Monitoring Period.
Because the Index Return is -20.00% and Trigger Event 3 has occurred, at maturity, in addition to the applicable Contingent Interest
Payment, the investor receives an amount equal to $854.4342 per $1,000 principal amount note, calculated as follows:
($1,000 × 40.00%) × (1 + -20.00%) + ($1,000 × 20.00%) × [1 + (-20.00% + 5.00%) × 1.05263] + ($1,000 × 20.00%) × [1 + (-20.00% +
10.00%) × 1.11111] + ($1,000 × 20.00%) × [1 + (-20.00% + 15.00%) × 1.17647]
= $320.00 + $168.4211 + $177.7778 + $188.2353 = $854.4342
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term.
These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement.
Risks Relating to the Notes Generally
• YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. At maturity, (i) 40.00% of your principal amount may be exposed to loss on an unleveraged basis if a Trigger Event has not occurred, (ii) an additional 20.00% of your principal amount may be exposed to loss on a leveraged basis if Trigger Event 1 has occurred, (iii) another 20.00% of your principal amount may be exposed to loss on a leveraged basis if Trigger Event 2 has occurred and (iv) the remaining 20.00% of your principal amount may be exposed to loss on a leveraged basis if Trigger Event 3 has occurred. If a Trigger Event has not occurred and the Final Value is less than the Initial
Value, you will lose up to 2.00% of your principal amount at maturity. If Trigger Event 1 has occurred but Trigger Event 2 has not occurred and the Final Value is less than approximately 98.27586% of the Initial Value, you will lose up to approximately 5.05263%
of your principal amount at maturity. If Trigger Event 2 has occurred but Trigger Event 3 has not occurred and the Final Value is less than approximately 96.06742% of the Initial Value, you will lose up to approximately 9.21637% of your principal amount at maturity. If Trigger Event 3 has occurred and the Final Value is less than approximately 93.62922% of the Initial Value, you will lose some or all of your principal amount at maturity.
• THE NOTES DO NOT GUARANTEE THE PAYMENT OF INTEREST AND MAY NOT PAY ANY INTEREST AT ALL —
Contingent Interest Payments are payable only on the Cash Allocation. Interest, if any, accrues each day based on the Cash
Allocation on that day. The Cash Allocation may be reduced depending upon the occurrence of up to three Trigger Events and will

PS-6 | Structured Investments
Contingent Interest and Contingent Leveraged Notes Linked to the Nasdaq-
100 Futures Excess ReturnTM Index
be reduced to zero if Trigger Event 3 occurs. If Trigger Event 3 occurs in an Interest Period, no interest will accrue during that
Interest Period starting from the date of the occurrence of Trigger Event 3 and no interest will accrue in any subsequent Interest
Period. Under these circumstances, no further Contingent Interest Payments will be payable over the remaining term of the notes.
Accordingly, if Trigger Event 3 occurs in an Interest Period, the Contingent Interest Payment payable with respect to that Interest
Period may be minimal or zero and no additional Contingent Interest Payment will be payable during the remaining term of the notes. The Trigger Values may be reached as a result of relatively modest equity market volatility, and thus a reduction in the
Cash Allocation may be more likely to occur under the notes than under another instrument incorporating trigger values that are set further from the Initial Value.
• THE OPPORTUNITY TO RECEIVE CONTINGENT INTEREST PAYMENTS MAY TERMINATE AS EARLY AS THE FIRST DAY
AFTER THE PRICING DATE —
As early as the first day after the Pricing Date, you could lose your ability to receive any Contingent Interest Payments over the term of the notes. Under these circumstances, your return on the notes will be based solely on the performance of the Index at maturity and you will not earn any positive return from Contingent Interest Payments.
• THE CONTINGENT INTEREST PAYMENT, EVEN IF PAYABLE, MAY BE REDUCED AND WILL NOT INCREASE AFTER A
REDUCTION —
The Cash Allocation is initially set at 60.00% and is subject to reduction (by 20.00% for each occurrence of a Trigger Event, from
60.00% to potentially 0.00%), depending upon the occurrence of up to three Trigger Events. Accordingly, Contingent Interest
Payments may be diminished, potentially to a very small amount or zero, if one or more Trigger Events occur. Following the occurrence of a Trigger Event, there will be no reallocation of any portion of the principal amount back to the Cash Allocation, even if the Final Value subsequently increases above the relevant Trigger Value. As a result, once a Trigger Event has occurred, the rate at which any Contingent Interest Payment may accrue for any subsequent Interest Payment Date will be permanently reduced and will not increase above the rate applicable following that Trigger Event. If further Trigger Events occur, the Cash Allocation will be reduced further and the Contingent Interest Payments payable on subsequent Interest Payment Dates may be further reduced, potentially to zero.
• THE PARTICIPATION IN ANY APPRECIATION OF THE INDEX AT MATURITY MAY BE LIMITED —
The initial Index Allocation is set to 40.00%. Exposure to the Index will increase only if one or more Trigger Events occur, and each Trigger Event will result in an additional 20% incremental exposure at maturity, up to a maximum of three Trigger Events and
100% exposure to the Index. Accordingly, the return on the notes may be significantly less than the return on an investment that provides full exposure to the Index during the term of the notes. Conversely, because you will not fully participate in the performance of the Index unless all three Trigger Events occur (meaning the closing level of the Index is less than 85.00% of the
Initial Value on at least one day during the Monitoring Period), and you may be fully exposed to the Index at a time when the level of the Index has declined significantly, your return will depend on the Final Value and may result in a loss of some and potentially all of your principal amount at maturity. In addition, each increase in the Index Allocation will result in a corresponding decrease in the Cash Allocation, resulting in reduced or no future Contingent Interest Payments on the notes.
• CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
• AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT ACTIVITIES AND HAS LIMITED ASSETS —
As a finance subsidiary of JPMorgan Chase & Co., we have no independent activities beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase &
Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not an operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see “Risk Factors — Holders of securities issued by JPMorgan Financial may be subject to losses if JPMorgan Chase
& Co. were to enter into a resolution” in the accompanying prospectus supplement.

PS-7 | Structured Investments
Contingent Interest and Contingent Leveraged Notes Linked to the Nasdaq-
100 Futures Excess ReturnTM Index
• YOU WILL NOT HAVE ANY RIGHTS WITH RESPECT TO THE E-MINI® NASDAQ-100® FUTURES CONTRACTS (THE
“UNDERLYING FUTURES CONTRACTS”) OR THE SECURITIES INCLUDED IN THE INDEX UNDERLYING THE
UNDERLYING FUTURES CONTRACTS.
• THE RISK OF THE CLOSING LEVEL OF THE INDEX FALLING BELOW ONE OR MORE TRIGGER VALUES IS GREATER IF
THE LEVEL OF THE INDEX IS VOLATILE.
• LACK OF LIQUIDITY —
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
Risks Relating to Conflicts of Interest
• POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
• THE ESTIMATED VALUE OF THE NOTES IS LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF THE
NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes exceeds the estimated value of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, the estimated cost of hedging our obligations under the notes and the fees, if any, paid for third-party data analytics and/or electronic platform services. See “The
Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).

PS-8 | Structured Investments
Contingent Interest and Contingent Leveraged Notes Linked to the Nasdaq-
100 Futures Excess ReturnTM Index
• SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, estimated hedging costs and fees, if any, paid for third-party data analytics and/or electronic platform services that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount and/or fees for use of an electronic platform to facilitate secondary market activity. Any sale by you prior to the Maturity Date could result in a substantial loss to you.
• SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the level of the Index. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk Factors —
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
Risks Relating to the Index
• AN INVESTMENT IN THE NOTES WILL BE SUBJECT TO RISKS ASSOCIATED WITH NON-U.S. SECURITIES —
Some of the equity securities included in the Nasdaq-100 Index®, the index underlying the Underlying Futures Contracts, have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the home countries of the issuers of those non-U.S. equity securities. The prices of securities issued by non-U.S.
companies may be affected by political, economic, financial and social factors in the home countries of those issuers, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.
• THE INDEX IS SUBJECT TO SIGNIFICANT RISKS ASSOCIATED WITH THE UNDERLYING FUTURES CONTRACTS —
The Index tracks the excess return of the Underlying Futures Contracts. The price of an Underlying Futures Contract depends not only on the level of the underlying index referenced by the Underlying Futures Contract, but also on a range of other factors, including but not limited to the performance and volatility of the U.S. stock market, corporate earnings reports, geopolitical events, governmental and regulatory policies and the policies of the Chicago Mercantile Exchange (the “Exchange”) on which the
Underlying Futures Contracts trade. In addition, the futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. These factors and others can cause the prices of the Underlying Futures Contracts to be volatile and could adversely affect the level of the Index and any payments on, and the value of, your notes.
• SUSPENSION OR DISRUPTIONS OF MARKET TRADING IN THE UNDERLYING FUTURES CONTRACTS MAY ADVERSELY
AFFECT THE VALUE OF YOUR NOTES —
Futures markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity, the participation of speculators, and government regulation and intervention. In addition, futures exchanges generally have regulations that limit the amount of the Underlying Futures Contract price fluctuations that may occur in a single day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of those limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a price beyond the limit, or trading may be limited for a set period of time. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at potentially disadvantageous times or prices. These circumstances could delay the calculation of the level of the Index and could adversely affect the level of the Index and any payments on, and the value of, your notes.
• THE PERFORMANCE OF THE INDEX WILL DIFFER FROM THE PERFORMANCE OF THE INDEX UNDERLYING THE
UNDERLYING FUTURES CONTRACTS —
A variety of factors can lead to a disparity between the performance of a futures contract on an equity index and the performance of that equity index, including the expected dividend yields of the equity securities included in that equity index, an implicit financing cost associated with futures contracts and policies of the exchange on which the futures contracts are traded, such as margin requirements. Thus, a decline in expected dividends yields or an increase in margin requirements may adversely affect the performance of the Index. In addition, the implicit financing cost will negatively affect the performance of the Index, with a greater

PS-9 | Structured Investments
Contingent Interest and Contingent Leveraged Notes Linked to the Nasdaq-
100 Futures Excess ReturnTM Index
negative effect when market interest rates are higher. During periods of high market interest rates, the Index is likely to underperform the equity index underlying the Underlying Futures Contracts, perhaps significantly.
• NEGATIVE ROLL RETURNS ASSOCIATED WITH THE UNDERLYING FUTURES CONTRACTS MAY ADVERSELY AFFECT
THE LEVEL OF THE INDEX AND THE VALUE OF THE NOTES —
The Index tracks the excess return of the Underlying Futures Contracts. Unlike common equity securities, futures contracts, by their terms, have stated expirations. As the exchange-traded Underlying Futures Contracts approach expiration, they are replaced by contracts of the same series that have a later expiration. For example, an Underlying Futures Contract notionally purchased and held in June may specify a September expiration date. As time passes, the contract expiring in September is replaced by a contract for delivery in December. This is accomplished by notionally selling the September contract and notionally purchasing the
December contract. This process is referred to as “rolling.” Excluding other considerations, if prices are higher in the distant delivery months than in the nearer delivery months, the notional purchase of the December contract would take place at a price that is higher than the price of the September contract, thereby creating a negative “roll return.” Negative roll returns adversely affect the returns of the Underlying Futures Contracts and, therefore, the level of the Index and any payments on, and the value of, the notes. Because of the potential effects of negative roll returns, it is possible for the level of the Index to decrease significantly over time, even when the levels of the underlying index referenced by the Underlying Futures Contracts are stable or increasing.
• HYPOTHETICAL BACK-TESTED DATA RELATING TO THE INDEX DO NOT REPRESENT ACTUAL HISTORICAL DATA AND
ARE SUBJECT TO INHERENT LIMITATIONS —
The hypothetical back-tested performance of the Index set forth under “The Index” in this pricing supplement is purely theoretical and does not represent the actual historical performance of the Index and has not been verified by an independent third party.
Hypothetical back-tested performance measures have inherent limitations. Alternative modelling techniques might produce significantly different results and may prove to be more appropriate. Past performance, and especially hypothetical back-tested performance, is not indicative of future results. This type of information has inherent limitations and you should carefully consider these limitations before placing reliance on such information. Hypothetical back-tested performance is derived by means of the retroactive application of a back-tested model that has been designed with the benefit of hindsight.
• OTHER KEY RISKS:
o THE INDEX, WHICH WAS ESTABLISHED ON APRIL 1, 2024, HAS LIMITED OPERATING HISTORY AND MAY PERFORM
IN UNANTICIPATED WAYS.
o THE INDEX COMPRISES NOTIONAL ASSETS AND LIABILITIES. THERE IS NO ACTUAL PORTFOLIO OF ASSETS TO
WHICH ANY PERSON IS ENTITLED OR IN WHICH ANY PERSON HAS ANY OWNERSHIP INTEREST.

PS-10 | Structured Investments
Contingent Interest and Contingent Leveraged Notes Linked to the Nasdaq-
100 Futures Excess ReturnTM Index
The Index
The Index measures the performance of the nearest maturing quarterly E-mini® Nasdaq-100® futures contracts (Symbol: NQ) (the
“Underlying Futures Contracts”) trading on the Chicago Mercantile Exchange. E-mini® Nasdaq-100® futures contracts are U.S. dollar-
denominated futures contracts based on the Nasdaq-100 Index®. The Nasdaq-100 Index® is a modified market capitalization-weighted index that is designed to measure the performance of 100 of the largest non-financial companies listed on The Nasdaq Stock Market.
For additional information about the Index, see “Equity Futures Index Descriptions — The Nasdaq-100 Futures Excess ReturnTM Index”
in the accompanying underlying supplement.
Nasdaq, Inc. (“Nasdaq”), the index sponsor of the Nasdaq-100 Index®, recently implemented several changes to the methodology of the Nasdaq-100 Index®, including changes to the determination of market capitalization for purposes of constituent selection and weighting, the introduction of an expedited “Fast Entry” process for certain large companies, the removal of the minimum free float requirement for constituent selection and the introduction of a cap on the share count used to determine the weighting of low-float securities. These changes became effective on May 1, 2026, with certain constituent and rebalancing adjustments first implemented during the June 2026 quarterly review. The information set forth below supersedes the information regarding the Nasdaq-100 Index®
included in the accompanying underlying supplement to the extent inconsistent therewith.
Under the updated methodology, Nasdaq uses different measures of market capitalization for constituent selection and constituent weighting. For purposes of constituent selection, Nasdaq now uses “Full Market Capitalization.” For companies with direct (non-ADR)
listings and companies represented by an American depositary receipt (“ADR”) that serves as a company’s primary global listing (a
“Primary ADR”), Full Market Capitalization includes both listed and unlisted shares. For companies represented by an ADR where the underlying shares serve as the company’s primary global listing and are listed on a foreign exchange (a “Non-Primary ADR”), Full
Market Capitalization is based solely on the value of the listed depositary shares, and foreign-listed underlying shares and unlisted shares are excluded. For purposes of constituent weighting, Nasdaq uses “Modified Market Capitalization,” which takes into account only eligible listed share classes and disregards foreign-listed and unlisted shares.
In addition, the updated methodology eliminates the minimum free float requirement for inclusion in the Nasdaq-100 Index®, although the Modified Market Capitalization used for constituent weighting imposes a limitation on the weightings of low-float securities.
Specifically, for purposes of determining Modified Market Capitalization, each low-float security’s share count is limited to the lesser of
(i) its reported total shares outstanding (“TSO”) (or, in the case of an ADR, its listed ADR shares outstanding), and (ii) three times its free-floating shares or free-floating ADR shares, as applicable. Other than as a direct result of corporate actions, the Nasdaq-100
Index® also no longer implements ad-hoc intra-quarter adjustments to a security’s TSO between scheduled rebalancing events.
The updated methodology also introduces a “Fast Entry” process under which newly eligible securities, including both initial public offerings and companies that have recently transferred their listing to an eligible exchange, may be added to the Nasdaq-100 Index® on an expedited basis if their Full Market Capitalization would rank within the top 40 current index constituents and they satisfy the applicable eligibility criteria. A Fast Entry inclusion will not require the removal of an existing constituent and may temporarily increase the number of constituents in the Nasdaq-100 Index® above 100.
The updated methodology further provides for quarterly rebalances in March, June and September. During quarterly rebalances, the index shares of each constituent are adjusted for changes in TSO, index shares of low-float securities are adjusted to reflect changes in float, constituents ranked outside the top 125 by Full Market Capitalization are removed and, if necessary, replaced, and certain additional companies whose Full Market Capitalization ranks within the top 40 of current index constituents may be added without requiring a corresponding removal. Securities added to the Nasdaq-100 Index® between annual reconstitutions, including through the
Fast Entry process, as intra-quarter replacements or as part of a March, June or September quarterly rebalance, will have their initial index weightings determined using a linear interpolation process based on their Modified Market Capitalization ranking.
Hypothetical Back-Tested Data and Historical Information
The following graph sets forth the hypothetical back-tested performance of the Index based on the weekly hypothetical back-tested closing levels of the Index from January 8, 2021 through March 28, 2024 and the historical performance of the Index based on the weekly historical closing levels of the Index from April 5, 2024 through October 2, 2026. The Index was established on April 1, 2024, as represented by the vertical line in the following graph. All data to the left of that vertical line reflect hypothetical back-tested performance of the Index. All data to the right of that vertical line reflect actual historical performance of the Index. The closing level of the Index on October 6, 2026 was 814.1953. We obtained the closing levels above and below from the Bloomberg Professional®
service (“Bloomberg”), without independent verification.
The data for the hypothetical back-tested performance of the Index set forth below are purely theoretical and do not represent the actual historical performance of the Index. See “Selected Risk Considerations — Risks Relating to the Index — Hypothetical Back-
Tested Data Relating to the Index Do Not Represent Actual Historical Data and Are Subject to Inherent Limitations” above.

PS-11 | Structured Investments
Contingent Interest and Contingent Leveraged Notes Linked to the Nasdaq-
100 Futures Excess ReturnTM Index
The hypothetical back-tested and historical closing levels of the Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Index on any day during the Monitoring Period or the final Review Date. There can be no assurance that the performance of the Index will result in the return of any of your principal amount or the payment of any interest.
The hypothetical back-tested closing levels of the Index have inherent limitations and have not been verified by an independent third party. These hypothetical back-tested closing levels are determined by means of a retroactive application of a back-tested model designed with the benefit of hindsight. Hypothetical back-tested results are neither an indicator nor a guarantee of future returns. No representation is made that an investment in the notes will or is likely to achieve returns similar to those shown. Alternative modeling techniques or assumptions would produce different hypothetical back-tested closing levels of the Index that might prove to be more appropriate and that might differ significantly from the hypothetical back-tested closing levels of the Index set forth above.
Tax Treatment
You should review carefully the section entitled “United States Federal Taxation” in the accompanying prospectus supplement. In determining our reporting responsibilities we intend to treat (i) the notes for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any Contingent Interest Payments as ordinary income, as described in the section entitled “United States Federal Taxation — Tax Consequences to U.S. Holders — Program Securities Treated as Prepaid Financial
Contracts with Associated Coupons” in the accompanying prospectus supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the notes could be materially affected. For example, it is possible that a Trigger Event would result in a deemed exchange of the notes for U.S. federal income tax purposes. In that case, a
U.S. Holder might be required to recognize gain or loss (subject to the possible application of the wash sale rules) with respect to the notes. Assuming our treatment is respected, the gain or loss on your notes should be treated as short-term capital gain or loss unless you hold your notes for more than a year, in which case the gain or loss should be long-term capital gain or loss, whether or not you are an initial purchaser of notes at the issue price.
In 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the notes, possibly with retroactive effect.
The discussions above and in the accompanying prospectus supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by the notice described above.

PS-12 | Structured Investments
Contingent Interest and Contingent Leveraged Notes Linked to the Nasdaq-
100 Futures Excess ReturnTM Index
Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of Contingent Interest Payments is uncertain, and although we believe it is reasonable to take a position that Contingent Interest Payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend to)
withhold on any Contingent Interest Payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the notes must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the notes, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.
Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable
Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January
1, 2029 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the notes with regard to Non-U.S. Holders. Our determination is not binding on the
IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.
In the event of any withholding on the notes, we will not be required to pay any additional amounts with respect to amounts so withheld.
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and
Secondary Market Prices of the Notes —The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.
The estimated value of the notes is lower than the original issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, the estimated cost of hedging our obligations under the notes and the fees, if any, paid for

PS-13 | Structured Investments
Contingent Interest and Contingent Leveraged Notes Linked to the Nasdaq-
100 Futures Excess ReturnTM Index
third-party data analytics and/or electronic platform services. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Lower Than the Original
Issue Price (Price to Public) of the Notes” in this pricing supplement.
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs, our internal secondary market funding rates for structured debt issuances and the fees paid for third-party data analytics and/or electronic platform services. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations —
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Value of the Notes as Published by JPMS
(and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Notes
for a Limited Time Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “Hypothetical Payout Examples” in this pricing supplement for an illustration of the risk-return profile of the notes and “The
Index” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes, plus the fees, if any, paid for third-party data analytics and/or electronic platform services.
Validity of the Notes and the Guarantee
In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the notes offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such notes (the “master note”), and such notes have been delivered against payment as contemplated herein, such notes will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (x)(i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the notes to the extent determined to constitute unearned interest. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware
Limited Liability Company Act, except that such counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to
JPMorgan Financial or JPMorgan Chase & Co., the indenture, the notes, the related guarantee (together with the indenture and the notes, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2026, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24,
2026.

PS-14 | Structured Investments
Contingent Interest and Contingent Leveraged Notes Linked to the Nasdaq-
100 Futures Excess ReturnTM Index
Additional Terms Specific to the Notes
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
• Product supplement no. 3-I dated April 17, 2026:
http://www.sec.gov/Archives/edgar/data/19617/000121390026045198/ea0285802-20_424b2.pdf
• Underlying supplement no. 1-I dated April 17, 2026:
http://www.sec.gov/Archives/edgar/data/19617/000121390026045209/ea0285802-11_424b2.pdf
• Prospectus supplement and prospectus, each dated April 17, 2026:
http://www.sec.gov/Archives/edgar/data/19617/000095010326005889/crt_dp245141-424b2.pdf
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.